Exhibit 10.2

BRITISH COLUMBIA
Ministry of Employment and Investment
Energy and Minerals Division
Minerals Titles Branch

Minerals Tenure Act
Section 52

BILL OF SALE ABSOLUTE

INDICATE TYPE OF TITLE:	Mineral
MINING DIVISION:	Lillooet

SELLER

I, Gerard Gallissant, 783 MacCleave Avenue, Penticton, British Columbia V2A 3C4, (250) 492-2959 - Client Number 109141.

PURCHASE

Steve Bebek, 1190 Sutton Place, West Vancouver, British Columbia V7S 2L2, (604) 617-8060.

For and in consideration of the sum of Ten Dollars US($10.00) paid to me, do hereby sell the interest as specified below in the following mineral title:

Claim Name of Lease Type	Tenure Number	Percentage of title being sold

GOLD LEDGE	407574	100%
January 16, 2004	I declare that I have a good title to these tenures and every right to sell the same, in witness whereof have today signed my legal name.
/s/ illegible	/s/ Gerard Gallissant
(Signature of Witness)	(Signature of Seller)